Exhibit 32.1

Certification Pursuant to 18 U.S.C. Sec. 1350

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In connection with the filing by Industrial Logistics Properties Trust (the “Company”) of the Annual Report on Form 10-K for the year ended December 31, 2017 (the “Report”), each of the undersigned hereby certifies, to the best of his knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

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/s/ Adam D. Portnoy	/s/ John C. Popeo
Adam D. Portnoy	John C. Popeo
Managing Trustee	Managing Trustee, President and Chief Operating Officer

/s/ Richard W. Siedel, Jr.
Richard W. Siedel, Jr.
Chief Financial Officer and Treasurer

Date: March 28, 2018